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                                                                    EXHIBIT 4.23

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND ACCORDINGLY, THIS CERTIFICATE OR ANY INTEREST OR PARTICIPATION HEREIN MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR
(7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), OR (C) IT IS OTHERWISE ACQUIRING THIS CERTIFICATE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS OWNED BY US AIRWAYS, INC., THE TRUSTEE OR ANY AFFILIATE OF ANY SUCH PERSON RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO US AIRWAYS, INC., (B) TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING $100,000 OR MORE AGGREGATE PRINCIPAL AMOUNT OF SUCH CERTIFICATE THAT, PRIOR TO SUCH TRANSFER, FURNISHED TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED (OTHER THAN PURSUANT TO CLAUSES (2)(D) AND (2)(F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE AS A RESTRICTED SECURITY WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS HELD BY US AIRWAYS, INC., THE TRUSTEE OR ANY AFFILIATE OF ANY SUCH PERSONS THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE TRANSFER NOTICE RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2)(C) OR (2)(E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTIONS TERMINATE. THE CLASS C TRUST SUPPLEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.


      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS RE QUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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      TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN
WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 10.03 OF THE TRUST SUPPLEMENT NO. 2000-3C

            US AIRWAYS SERIES 2000-3C PASS THROUGH TRUST

            8.39% US Airways Initial Pass Through Certificate, Series 2000-3C

            Final Expected Regular Distribution Date: March 1, 2022 evidencing a fractional undivided interest in a trust, the property of which includes certain equipment notes each secured by Aircraft owned by or leased to US Airways, Inc.

Certificate
No.1              $157,054,000 Fractional Undivided Interest representing
                     .0006367237% of the Trust per $1,000 face amount

      THIS CERTIFIES THAT Cede & Co., for value received, is the registered owner of a $157,054,000 (ONE HUNDRED FIFTY SEVEN MILLION FIFTY FOUR THOUSAND dollars) Fractional Undivided Interest in the US Airways Pass Through Trust, Series 2000-3C (the "Trust") created by State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement dated as of October 5, 2000 (the "Basic Agreement"), between the Trustee and US Airways, Inc., a Delaware corporation (the "Company"), as supplemented by Trust Supplement No. 2000-3C thereto dated November 2, 2000, between the Trustee and the Company (collectively, the "Agreement"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "8.39% US Airways Initial Pass Through Certificate, Series 2000-3C" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the Certificateholder of this Certificate assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive any payments under the Intercreditor Agreement and any Liquidity Facility (the "Trust Property"). Each issue of the Equipment Notes is or will be secured by, among other things, a security interest in aircraft leased to or owned by the Company.

      The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property, and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

      Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each March 1 and September 1 (a "Regular Distribution Date"), commencing on March 1, 2001, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution

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Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

      The Holder of this Certificate is entitled to the benefits of the Registration Agreement, dated as of November 2, 2000, between the Company, the Trustee and the Purchaser named therein (the "Registration Agreement"). If (i) any Registration Statement required by the Registration Agreement is not (i) filed with the Securities and Exchange Commission (the "Commission") on or prior to the applicable filing deadline specified in the Registration Agreement, (ii) any Registration Statement required by the Registration Agreement is not declared effective by the Commission on or prior to the applicable effectiveness deadline specified in the Registration Agreement, (iii) any Registered Exchange Offer has not been consummated on or prior to the consummation deadline specified in the Registration Agreement or (iv) any Registration Statement required by the Registration Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose at any time prior to (a) in the case of an Exchange Offer Registration Statement, the expiration of the respective Exchange Offer Registration Period (as defined in the Registration Agreement) or (b) if a Shelf Registration Statement (as defined in the Registration Agreement) is required to be filed pursuant to the Registration Agreement, the expiration of the Shelf Registration Period (as defined in the Registration Agreement), in each case without being succeeded within two (2) days by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within five (5) days of filing such post-effective amendment to such Registration Statement (each such event in clauses (i) through (iv), a "Registration Default"), then the interest rate applicable to this Certificate shall be increased as follows: during the first ninety (90)-day period immediately following the occurrence of such Registration Default, such interest rate shall be increased by 0.25% per annum from and including the first Business Day following the date on which such Registration Default occurs to but excluding the date such Registration Default is cured in accordance with the last sentence of this paragraph. During Each subsequent ninety (90) day period during which any Registration Default has occurred and is continuing, the interest rate applicable to this Certificate shall increase by an additional 0.25% per annum up to a maximum of 1.00% per annum. Notwithstanding the foregoing, (1) upon the filing of the respective Registered Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the respective Registered Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) in the case of (ii) above, (3) upon consummation of the respective Registered Exchange Offer in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the respective Registration Statement or any additional Registration Statement that causes the respective Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the existing Registration Default shall be deemed cured and the Securities that are the subject of such Registration Statement as a result of such clause (i), (ii), (iii) or (iv), as applicable, will again bear interest at 8.39% per annum, until such time, if any, that another Registration Default occurs. Notwithstanding any other provision of the Registration Agreement, the time periods in which a Registration Default will be deemed to have occurred may be delayed or extended in accordance with the provisions of the Registration Agreement.

      Subject to the terms of the Intercreditor Agreement, any incremental interest due to a Holder of this Certificate will be passed through to such Holder on each Regular Distribution Date in the manner provided for in the Agreement, as more fully set forth in the Agreement and this Certificate.

      Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

      The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

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      As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

      Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

      The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

      The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

      Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to have represented and warranted that either: (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), have not been used to purchase this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or interest herein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

      THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                           US AIRWAYS PASS THROUGH TRUST
                                           2000-3C
                                           By: STATE STREET BANK AND TRUST
                                           COMPANY OF CONNECTICUT, NATIONAL
                                           ASSOCIATION, as Trustee

                                                /s/ John G. Correia
                                                --------------------------------
                                           By:      John G. Correia
                                           Title:   Assistant Vice President

Dated:  November 2, 2000

               FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.

                                               STATE STREET BANK AND TRUST
                                               COMPANY OF CONNECTICUT,
                                               NATIONAL ASSOCIATION, as Trustee

                                               By:    /s/ John G. Correia
                                                   --------------------------
                                                        John G. Correia
                                                       Authorized Officer